UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2020

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 24, 2020, Essex Portfolio, L.P. (the “Operating Partnership”), the operating partnership of Essex Property Trust, Inc. (the “Company”), issued $600 million aggregate principal amount of senior notes, consisting of $300 million aggregate principal amount of 1.650% senior notes due 2031 (the “2031 Notes”) and $300 million aggregate principal amount of 2.650% senior notes due 2050 (the “2050 Notes” and together with the 2031 Notes, the “Notes”).

The terms of the Notes are governed by an indenture, dated August 24, 2020 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to consummate a merger, consolidation or sale of all or substantially all of its assets and limitations on its ability to incur additional secured and unsecured indebtedness. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The net proceeds from the issuance of the Notes will be approximately $591.3 million, after deducting the underwriting discount and estimated offering expenses. The Operating Partnership intends to use the net proceeds of this offering to repay upcoming debt maturities, including certain unsecured private placement notes and secured mortgage notes, and to fund the redemption of $300 million aggregate principal amount (plus the make-whole amount and accrued and unpaid interest) of the Operating Partnership’s outstanding 3.625% senior unsecured notes due August 2022, for which a notice of redemption was sent to noteholders on August 14, 2020, and for other general corporate and working capital purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2020, the Operating Partnership issued $600 million aggregate principal amount of Notes consisting of $300 million aggregate principal amount of 2031 Notes and $300 million aggregate principal amount of 2050 Notes. The Operating Partnership offered the 2031 Notes at 99.035% of the principal amount thereof and the 2050 Notes at 99.691% of the principal amount thereof. The Notes are general unsecured senior obligations of the Operating Partnership and will rank equally in right of payment with all other senior unsecured obligations of the Operating Partnership. However, the Notes are effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future secured and unsecured liabilities and preferred equity of the Operating Partnership’s subsidiaries, including guarantees by the Operating Partnership’s subsidiaries of the Operating Partnership’s other indebtedness. The 2031 Notes bear interest at 1.650% per annum, and the 2050 Notes bear interest at 2.650% per annum. Interest is payable on the 2031 Notes semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2021, until the maturity date of January 15, 2031. Interest is payable on the 2050 Notes semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2021, until the maturity date of September 1, 2050. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

Prior to October 15, 2030, in the case of the 2031 Notes, or March 1, 2050, in the case of the 2050 Notes (each, a “Par Call Date”), the Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option and in its sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the applicable Par Call Date but for the redemption (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture) plus 20 basis points, in the case of the 2031 Notes, or plus 25 basis points, in the case of the 2050 Notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable redemption date; however, if a redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Notwithstanding the foregoing, if the Notes are redeemed on or after the applicable Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of any series of the Notes, including:

•	default for 30 days in the payment of any installment of interest under any series of the Notes;

•	default in the payment of the principal amount or redemption price due with respect to any series of the Notes, when the same becomes due and payable;

•
the failure by the Operating Partnership or the Company to comply with any of its other agreements contained in any series of the Notes or the Indenture upon receipt by it of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of any series of the Notes then outstanding and the failure by the Operating Partnership or the Company to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•
failure to pay any recourse indebtedness for money borrowed or guaranteed by the Operating Partnership or the Company in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes of any series); or

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any subsidiary in which the Operating Partnership has invested at least $50.0 million in capital or any substantial part of their respective property.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, which is being filed herewith as Exhibit 4.1 and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1
Indenture, dated August 24, 2020, among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank National Association, as trustee, including the form of 1.650% Senior Notes due 2031, the form of 2.650% Senior Notes due 2050 and the guarantees thereof.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: August 24, 2020	ESSEX PROPERTY TRUST, INC.

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President and Chief Financial Officer